 Exhibit 107

Calculation of Filing Fee Tables

Form S-4

…………..

(Form Type)

 Spring Valley Acquisition Corp.

……………………………………………………..…

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (4)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (8)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Class A common stock (1)	Fee Calculation Rule	23,000,000	$10.05 (5)	$231,150,000	0.0000927	$21,427.61	—	—	—	—
Fees Previously Paid	Equity	Class A common stock issuable upon exercise of warrants (2)	Fee Calculation Rule	11,500,000	$11.50 (6)	$132,250,000	0.0000927	$12,259.58	—	—	—	—
Fees Previously Paid	Equity	Warrants to purchase Class A common stock (3)	Fee Calculation Rule	11,500,000	$1.34 (7)	$15,410,000	0.0000927	$1,428.51	—	—	—	—
Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$378,810,000		$35,115.69	—	—	—	—
	Total Fees Previously Paid				—	—	—	$0.00	—	—	—	—
	Total Fee Offsets				—	—	—	$35,115.69	—	—	—	—
	Net Fee Due				—	—	—	$0.00	—	—	—	—

(1)	The number of shares of Class A common stock, par value $0.0001 per share (“NuScale Corp Class A Common Stock”), of NuScale Power Corporation (“NuScale Corp”) being registered consists of 23,000,000 Class A ordinary shares, par value $0.0001 per share (the “Spring Valley Class A ordinary shares”), of Spring Valley Acquisition Corp. (“Spring Valley”) that were previously sold pursuant to Spring Valley’s Registration Statement on Form S-1 (File No. 333-249067) (the “IPO Registration Statement”) and will automatically convert by operation of law into 23,000,000 shares of NuScale Corp Class A Common Stock as a result of the Domestication (as defined below) and remain outstanding following the Transactions (as defined in the accompanying Proxy Statement/Prospectus).
(2)	Represents shares of NuScale Corp Class A Common Stock to be issued upon the exercise of 11,500,000 redeemable warrants (the “Spring Valley Public Warrants”) to purchase Spring Valley Class A ordinary shares that were offered by Spring Valley in its initial public offering and sold pursuant to the IPO Registration Statement. The Spring Valley Public Warrants will automatically be converted by operation of law into warrants to acquire shares of NuScale Corp Class A Common Stock as a result of the Domestication.
(3)	The number of warrants to acquire shares of NuScale Corp Class A Common Stock being registered represents 11,500,000 Spring Valley Public Warrants that will automatically be converted by operation of law into warrants to acquire shares of NuScale Corp Class A Common Stock as a result of the Domestication.
(4)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Spring Valley Class A ordinary shares on the Nasdaq Capital Market on January 4, 2022 ($10.05 per share), in accordance with Rule 457(f)(1).
(6)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Spring Valley Public Warrants.
(7)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Spring Valley Public Warrants on the Nasdaq Capital Market on January 4, 2022 ($1.34 per warrant), in accordance with Rule 457(f)(1).
(8)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Rule 457(p)
Fee Offset Claims	Spring Valley Acquisition Corp.	Form S-4	333-262053	January 7, 2022	—	$35,115.69	Equity	Class A common stock	34,500,000	378,810,000	—
Fee Offset Sources	Spring Valley Acquisition Corp.	Form S-4(1)	333-255978	—	May 10, 2021	—	—	—	—	—	$35,115.69

 (1) Spring Valley previously paid a registration fee of $125,095.60 in connection with the registration by the registrant of securities on a Registration Statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission on May 10, 2021 (File No. 333-255978). No securities were sold thereunder and Spring Valley has withdrawn the Registration Statement that included the unsold securities.. Pursuant to Rule 457(p) under the Securities Act, the total amount of the registration fee due hereunder was offset by $35,115.69, representing $35,115.69 of the $125,095.60 fee paid in connection with the Registration Statement, and no filing fee is due hereunder. A total amount of $89,979.91 remains available for future setoff pursuant to Rule 457(p).

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—